UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 4, 2014

SPECTRUM BRANDS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

SB/RH HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-192634-03	27-2812840
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3001 Deming Way

Middleton, Wisconsin 53562

(Address of principal executive offices)

(608) 275-3340

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 4, 2014, Spectrum Brands, Inc. (the “Company”), a wholly owned subsidiary of SB/RH Holdings, LLC (“SB/RH Holdings”) which is a wholly owned subsidiary of Spectrum Brands Holdings, Inc. (“Spectrum Brands” and, together with SB/RH Holdings, “we” “us” or “our”), completed its offering of an aggregate principal amount of $250 million of its 6.125% Senior Notes due 2024 (the “Notes”) and entered into the indenture governing the Notes (the “Indenture”), among the Company, the guarantors named therein and U.S. Bank National Association, as Trustee.

The Notes offered in the offering will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent such registration or an exemption from the registration requirements of such Act. This report shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such an offering or sale would be unlawful.

Certain terms and conditions of the Notes are as follows:

Maturity. The Notes mature on December 15, 2024.

Interest. The Notes accrue interest at a rate of 6.125% per year. Interest on the Notes is paid semi-annually on each June 15 and December 15, commencing on June 15, 2015.

Issue Price. The issue price of the Notes is 100.00% of par.

Ranking. The Notes and the guarantees are senior unsecured obligations of the Company and the guarantors and rank equally in right of payment with all of the Company’s and the guarantors’ existing and future senior indebtedness and rank senior in right of payment to all of the Company’s and the guarantors’ future indebtedness that expressly provides for its subordination to the Notes and the guarantees. However, the Notes are effectively subordinated to any of the Company’s secured indebtedness, including all indebtedness under the Company’s ABL Facility and Term Loan Facility, to the extent of the value of the assets securing such indebtedness. In addition, the Notes are structurally subordinated to all indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the Notes.

Guarantees. The Notes are unconditionally, jointly and severally guaranteed, on a senior unsecured basis, by SB/RH Holdings, the Company’s direct parent, and all of the Company’s domestic subsidiaries.

Mandatory Redemption. The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Optional Redemption. On or after December 15, 2019, the Company may redeem some or all of the Notes at certain fixed redemption prices expressed as percentages of the principal amount, plus accrued and unpaid interest. In addition, prior to December 15, 2019, the Company may redeem the Notes at a redemption price equal to 100% of the principal amount plus a “make-whole” premium. Before December 15, 2017, the Company may redeem up to 35% of the Notes, including additional notes, with the proceeds of equity sales at a price of 106.125% of principal plus accrued interest, provided that at least 65% of the aggregate principal amount of the Notes remains outstanding after the redemption.

Change of Control. If a change of control occurs, each holder of Notes may require the Company to repurchase all or a portion of its Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus any accrued and unpaid interest to the date of repurchase.

Certain Covenants. The Indenture governing the Notes contains covenants limiting, among other things, the ability of the Company and its direct and indirect restricted subsidiaries to incur additional indebtedness; create liens; engage in sale-leaseback transactions; pay dividends or make distributions in respect of capital stock; purchase or redeem capital stock; make investments or certain other restricted payments; sell assets; issue or sell stock of restricted subsidiaries; enter into transactions with affiliates; or effect a consolidation or merger. These covenants are subject to a number of important exceptions and qualifications.

Events of Default. The Indenture contains customary events of default which could, subject to certain conditions, cause the Notes to become immediately due and payable, including, but not limited to, the failure to make premium or interest payments; failure by the Company to accept and pay for Notes tendered when and as required by the change of control and asset sale provisions of the Indenture; failure to comply with the merger covenant in the Indenture; failure to comply with certain agreements in the Indenture following notice by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding; a default under any mortgage, indenture or instrument caused by a failure to pay any indebtedness at final maturity after the expiration of any applicable grace period or that results in the acceleration of any indebtedness prior to its express maturity, if the amount of such indebtedness aggregates $75 million or more; failure to pay final judgments entered by a court or courts of competent jurisdiction aggregating $75 million or more (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed, for a period of 60 days; and certain events of bankruptcy or insolvency.

Registration Rights Agreement. The holders of the Notes in addition have certain registration rights pursuant to a registration rights agreement dated as of December 4, 2014 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company is obligated to file an exchange offer registration statement with the Securities and Exchange Commission (“SEC”) with respect to a registered offer to exchange the Notes for registered Notes or, under specified circumstances, to file a shelf registration statement with the SEC covering resales of the Notes. If the Company fails to satisfy these obligations, it will pay additional interest to the holders of the notes under certain circumstances.

This summary does not purport to be complete and is qualified in its entirety by reference to the form of the Notes, the Indenture and the Registration Rights Agreement, all of which are filed as Exhibits 4.1 and 10.1 hereto and are incorporated herein by reference. Interested parties should read these documents in their entirety.

Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Forward-Looking Statements

Certain matters discussed in this Current Report on Form 8-K and other oral and written statements by representatives of the Company regarding matters such as the Company’s expectations regarding the terms of the Notes may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these statements by using words like “future,” “anticipate”, “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements are subject to market conditions and a number of other risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) the impact of our indebtedness on our business, financial condition and results of operations; (2) the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies; (3) any failure to comply with financial covenants and other provisions and restrictions of our debt instruments; (4) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring activities; (5) our inability to successfully integrate and operate new acquisitions, including, but not limited to, the Tell Acquisition and the Pet Care Europe Acquisition, at the level of financial performance anticipated; (6) the unanticipated loss of key members of senior management; (7) the impact of fluctuations in commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit; (8) interest rate and exchange rate fluctuations; (9) the loss of, or a significant reduction in, sales to any significant retail customer(s); (10) competitive promotional activity or spending by competitors or price reductions by competitors; (11) the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands; (12) the effects of general economic conditions, including inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or changes in trade, monetary or fiscal policies in the countries where we do business; (13) changes in consumer spending preferences and demand for our products; (14) our ability to develop and successfully introduce new products, protect our intellectual property and avoid infringing the intellectual property of third parties; (15) our ability to successfully implement, achieve and sustain manufacturing and distribution cost efficiencies and improvements, and fully realize anticipated cost savings; (16) the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations); (17) public perception regarding the safety of our products, including the potential for environmental liabilities, product liability claims, litigation and other claims; (18) the impact of pending or threatened litigation; (19) changes in accounting policies applicable to our business; (20) government regulations; (21) the seasonal nature of sales of certain of our products; (22) the effects of climate change and unusual weather activity; (23) the effects of political or economic conditions, terrorist attacks, acts of war or other unrest in international markets; and (24) various other risks and uncertainties, including those discussed herein and those set forth in the securities filings of each of Spectrum Brands and SB/RH Holdings, including each of their most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other securities filings. We also caution the reader that our estimates of trends, market share, retail consumption of our products and reasons for changes in such consumption are based solely on limited data available to us and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market. We also caution the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. We undertake no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description

4.1	Indenture governing the Notes, dated as of December 4, 2014, among Spectrum Brands, Inc., the guarantors party thereto and US Bank National Association, as trustee.

10.1	Registration Rights Agreement, dated as of December 4, 2014 by and among Spectrum Brands, Inc., the guarantors party thereto and the investors listed on the signature pages thereto, with respect to the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Nathan E. Fagre
Name:	Nathan E. Fagre
Title:	Secretary and General Counsel

SB/RH HOLDINGS, LLC

By:	/s/ Nathan E. Fagre
Name:	Nathan E. Fagre
Title:	Secretary and General Counsel

Dated: December 8, 2014